© Fifth Third Bancorp | All Rights Reserved Ó Fifth Third Bancorp | All Rights Reserved Fifth Third Bancorp 1Q24 Earnings Presentation April 19, 2024 Refer to earnings release dated April 19, 2024 for further information.

© Fifth Third Bancorp | All Rights Reserved This presentation contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. All statements other than statements of historical fact are forward-looking statements. These statements relate to our financial condition, results of operations, plans, objectives, future performance, capital actions or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “potential,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K as updated by our filings with the U.S. Securities and Exchange Commission (“SEC”). There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) deteriorating credit quality; (2) loan concentration by location or industry of borrowers or collateral; (3) problems encountered by other financial institutions; (4) inadequate sources of funding or liquidity; (5) unfavorable actions of rating agencies; (6) inability to maintain or grow deposits; (7) limitations on the ability to receive dividends from subsidiaries; (8) cyber-security risks; (9) Fifth Third’s ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; (10) failures by third-party service providers; (11) inability to manage strategic initiatives and/or organizational changes; (12) inability to implement technology system enhancements; (13) failure of internal controls and other risk management programs; (14) losses related to fraud, theft, misappropriation or violence; (15) inability to attract and retain skilled personnel; (16) adverse impacts of government regulation; (17) governmental or regulatory changes or other actions; (18) failures to meet applicable capital requirements; (19) regulatory objections to Fifth Third’s capital plan; (20) regulation of Fifth Third’s derivatives activities; (21) deposit insurance premiums; (22) assessments for the orderly liquidation fund; (23) weakness in the national or local economies; (24) global political and economic uncertainty or negative actions; (25) changes in interest rates and the effects of inflation; (26) changes and trends in capital markets; (27) fluctuation of Fifth Third’s stock price; (28) volatility in mortgage banking revenue; (29) litigation, investigations, and enforcement proceedings by governmental authorities; (30) breaches of contractual covenants, representations and warranties; (31) competition and changes in the financial services industry; (32) potential impacts of the adoption of real-time payment networks; (33) changing retail distribution strategies, customer preferences and behavior; (34) difficulties in identifying, acquiring or integrating suitable strategic partnerships, investments or acquisitions; (35) potential dilution from future acquisitions; (36) loss of income and/or difficulties encountered in the sale and separation of businesses, investments or other assets; (37) results of investments or acquired entities; (38) changes in accounting standards or interpretation or declines in the value of Fifth Third’s goodwill or other intangible assets; (39) inaccuracies or other failures from the use of models; (40) effects of critical accounting policies and judgments or the use of inaccurate estimates; (41) weather-related events, other natural disasters, or health emergencies (including pandemics); (42) the impact of reputational risk created by these or other developments on such matters as business generation and retention, funding and liquidity; (43) changes in law or requirements imposed by Fifth Third’s regulators impacting our capital actions, including dividend payments and stock repurchases; and (44) Fifth Third's ability to meet its environmental and/or social targets, goals and commitments. You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The information contained herein is intended to be reviewed in its totality, and any stipulations, conditions or provisos that apply to a given piece of information in one part of this press release should be read as applying mutatis mutandis to every other instance of such information appearing herein. Copies of those filings are available at no cost on the SEC’s website at www.sec.gov or on our website at www.53.com. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. In this presentation, we may sometimes provide non-GAAP financial information. Please note that although non-GAAP financial measures provide useful insight to analysts, investors and regulators, they should not be considered in isolation or relied upon as a substitute for analysis using GAAP measures. We provide a discussion of non-GAAP measures and reconciliations to the most directly comparable GAAP measures in later slides in this presentation, as well as on pages 26 through 28 of our 1Q24 earnings release. Management does not provide a reconciliation for forward-looking non-GAAP financial measures where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the occurrence and the financial impact of various items that have not yet occurred, are out of the Bancorp's control or cannot be reasonably predicted. For the same reasons, Bancorp's management is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures. Cautionary statement 2

© Fifth Third Bancorp | All Rights Reserved Reported1 Adjusted1 EPS $0.70 $0.76 ROA 0.98% 1.06% ROE 11.6% 12.6% ROTCE 17.0% 18.4% NIM 2.86% 2.86% Efficiency ratio 63.9% 61.6% PPNR $758MM $813MM CET12 10.44% For end note descriptions, see end note summary starting on page 43 1Q24 highlights 3 • Average deposits increased 5% compared to 1Q23 • Net charge-offs, NPAs, and delinquencies remain below historical levels; zero CRE net charge-offs during the quarter • Strong fee performance driven by 10% growth in wealth and asset management revenue and 11% in treasury management fees compared to 1Q23 • Interest-bearing deposit costs were well-managed; increased only 1 bp compared to 4Q23 • Disciplined expense management; adjusted expenses1 decreased 1% compared to 1Q23 • Generated consumer household growth of 3% compared to 1Q23

© Fifth Third Bancorp | All Rights Reserved $1,522 $1,423 $1,390 3.29% 2.85% 2.86% 1Q23 4Q23 1Q24 NII $ in millions; NIM change in bps 4Q23 to 1Q24 Reported NII & NIM Walk T o ta l n et i n te re st i n co m e; $ m il li o n s NII NIM For end note descriptions, see end note summary starting on page 43 NII $1,4234Q23 2.85% NIM $1,390 2.86%1Q24 Securities portfolio Loan balances / mix 1 1 (8) 1 3 1Net market rate impact Deposit/wholesale funding balances / mix (20) (4) Net interest income1 Day Count 12 4 Other, net 1(11)

Noninterest income



$696
$723
$744
$751
$710
$717
Total noninterest income; $ millions
1Q23
4Q23
1Q24
Noninterest income
Adjusted noninterest income (excl. securities gains/losses,net)[1]

Securities losses/(gains), net ($ in millions)	1Q23	4Q23	1Q24
Net loss/(gains) attributable to legacy venture equity investments	$7	$—	($1)
Net losses/(gains) attributable to non-qualified deferred compensation plans (NQDC), primarily offset in expenses	(10)	(13)	(11)
Other losses/(gains), net	(1)	(2)	2
Securities losses/(gains), net	($4)	($15)	($10)

1Q24 vs. 4Q23

- Adjusted noninterest income[1] down $34 million, or 5%
- Primary drivers:
  - Commercial banking revenue (down 12%) reflecting decreases in institutional brokerage and client financial risk management revenue
  - Mortgage banking net revenue (down 18%) reflecting decreases in MSR net valuation adjustments and origination fees and gains on loan sales
  - Partially offset by wealth and asset management revenue (up 10%) primarily reflecting seasonally strong tax-related private client service revenue and personal asset management revenue

1Q24 vs. 1Q23

- Adjusted noninterest income[1] down $6 million, or 1%
- Primary drivers:
  - Commercial banking revenue (down 11%) reflecting decreases in client financial risk management revenue and M&A advisory revenue
  - Leasing business revenue (down 32%) reflecting lower operating lease revenue and lease remarketing revenue
  - Partially offset by wealth and asset management revenue (up 10%) reflecting increases in personal asset management revenue and brokerage fees and service charges on deposits (up 10%) reflecting an increase in commercial treasury management fees

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 43

5

Noninterest expense


$1,331
$1,319
$1,455
$1,211
$1,342
$1,304
Total noninterest expense; $ millions
1Q23
4Q23
1Q24
Noninterest expense
Adjusted noninterest expense[1]

($ in millions)	1Q23	4Q23	1Q24
Non-qualified deferred compensation expense/ (benefit), primarily offset in securities gains/losses	$12	$17	$15

1Q24 vs. 4Q23

- Adjusted noninterest expense[1] up $93 million, or 8%
- Primary drivers:
  - Compensation and benefits (up 14%), reflecting a seasonal increase
  - Net occupancy expense (up 5%)
  - Marketing expense (up 7%)
  - Partially offset by leasing business expense (down 7%)

1Q24 vs. 1Q23

- Adjusted noninterest expense[1] down $15 million, or 1%
- Primary drivers:
  - Leasing business expense (down 26%)
  - Other noninterest expense (down 8%)
  - Partially offset by net occupancy expense (up 7%)

6

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 43

© Fifth Third Bancorp | All Rights Reserved $122.9 $117.2 $116.5 $77.2 $72.7 $71.9 $45.6 $44.5 $44.6 1Q23 4Q23 1Q24 $0.7 $0.3 $0.3 $0.7 $0.4 $0.3 1Q23 4Q23 1Q24 QoQ YoY (8%) (58%) (27%) +33% QoQ YoY — (2%) (1%) (7%) Interest earning assets Commercial Average securities1 and short-term investmentsAverage loan & lease balances $ in billions; loan & lease balances excluding HFS Consumer Period-end loan & lease balances Period-end HFS loan & lease balances Commercial Consumer $ in billions For end note descriptions, see end note summary starting on page 43; totals shown above may not foot due to rounding % change % change % change % change $ in billions; loan & lease balances excluding HFS $ in billions 7 $0.0 $0.0$0.0 QoQ YoY — (2%) (2%) (6%) QoQ YoY (1%) +302% (2%) (4%) $122.8 $118.9 $117.3 $77.4 $74.2 $72.8 $45.4 $44.6 $44.5 5.63% 6.30% 6.36% Commercial Consumer Total Loan Yield 1Q23 4Q23 1Q24 $63.8 $78.9 $77.7 $58.5 $57.4 $56.5 $5.3 $21.5 $21.2 3.06% 3.13% 3.26% Securities Short-term investments Taxable securities yield 1Q23 4Q23 1Q24

© Fifth Third Bancorp | All Rights Reserved $23.7 $26.1 $24.8 4.49% 5.39% 5.55% 1Q23 4Q23 1Q24 $157.4 $163.7 $164.4 $163.0 $168.9 $169.6 1Q23 4Q23 1Q24 $26.0 $24.6 $23.8 1Q23 4Q23 1Q24 Deposits and wholesale funding Average wholesale funding balancesAverage deposit balances Core depositsCDs > $250K Total interest bearing deposit costs $ in billions Total wholesale funding Wholesale funding cost Period-end deposit balances Period-end wholesale funding balances $ in billions Note: totals shown above may not foot due to rounding % change % change % change % change $ in billions $ in billions 8Total wholesale funding QoQ YoY (2%) +1% +2% (12%) QoQ YoY (5%) +4% QoQ YoY (4%) (9%) $5.5$5.7 $4.3 $5.2$5.2$5.6 Core depositsCDs > $250K QoQ YoY — (7%) — +4% $160.6 $169.4 $168.1 $156.3 $163.8 $162.6 1.76% 3.00% 3.01% 1Q23 4Q23 1Q24 QoQ YoY (2%) +27% (1%) +4%

High-quality deposit franchise

6 point outperformance vs. large commercial banks

Average total deposits indexed to 100; H8, non-seasonally adjusted total deposits



+5%
+1%
(1%)
1Q23
2Q23
3Q23
4Q23
1Q24
FITB
Peer median
H8

Fifth Third continues to outpace the industry in deposit share growth[2]

Deposit share rankings

#2 Midwest
unchanged YoY

#6 Southeast
improved 2 spots YoY

- Gained or maintained market share rank in all 40 of our largest MSAs
- Approaching target locational share in 8 key SE MSAs of focus

Significant locational share improvement since 2018 in key SE MSAs

	2018	2023
Naples, FL	#2	#1
Fort Myers, FL	#4	#2
Nashville, TN	#6	#3
Charlotte, NC	#5	#4
Raleigh-Durham, NC	#15	#7

Commercial and consumer deposit franchise highlights

Consumer franchise

- 86% FDIC insured[1]
- Debit transactions up 4% YoY
- >80% of balances from clients with 5+ year tenure
- Average age of household: ~13 years
- 1.4 million Momentum Households (~56% of total)

Commercial franchise

- 25% FDIC insured[1]
- 95% of balances represented by relationships that utilized Treasury Management services (including 82% of uninsured)
- Balanced-weighted relationship age of ~24 years
- Median relationship deposit balance of ~$370K

Continued investment in the southeast[3]

Branch network mix



3Q18[4]
~20%
~80%
1Q24
31%
69%
2028E
~45%
~55%
Midwest
Southeast

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 43; totals shown above may not foot due to rounding

9

© Fifth Third Bancorp | All Rights Reserved Net charge-offs (NCOs) $78 $90 $124 $96 $110 1Q23 2Q23 3Q23 4Q23 1Q24 For end note descriptions, see end note summary starting on page 43 Credit quality overview 10 Key metrics 1Q23 2Q23 3Q23 4Q23 1Q24 NPL ratio 0.48% 0.52% 0.47% 0.55% 0.61% NPA ratio1 0.51% 0.54% 0.51% 0.59% 0.64% 30-89 days past due as a % of portfolio loans and leases 0.26% 0.28% 0.26% 0.31% 0.29% NCO ratio 0.26% 0.29% 0.41% 0.32% 0.38% ACL ratio as a % of portfolio loans and leases 1.99% 2.08% 2.11% 2.12% 2.12% Nonperforming loans (NPLs) $593 $629 $570 $649 $708 1Q23 2Q23 3Q23 4Q23 1Q24 Portfolio loans & leases 30-89 days past due $317 $339 $316 $359 $342 1Q23 2Q23 3Q23 4Q23 1Q24

Allowance for credit losses

Allocation of allowance by product

$ in millions

Allowance for loan & lease losses	1Q24 Amount	1Q24 % of portfolio loans & leases	Change in rate Compared to: 4Q23	Change in rate Compared to: 1Q23
Commercial and industrial loans	$756	1.44%	—	0.03%
Commercial mortgage loans	306	2.70%	0.18%	0.52%
Commercial construction loans	64	1.11%	(0.06%)	(0.13%)
Commercial leases	15	0.58%	0.08%	(0.08%)
Total commercial loans and leases	**$1,141**	**1.59%**	**0.04%**	**0.11%**
Residential mortgage loans	141	0.83%	(0.02%)	(0.22%)
Home equity	102	2.63%	0.03%	(0.50%)
Indirect secured consumer loans	278	1.81%	—	0.52%
Credit card	208	11.95%	(0.22%)	(1.45%)
Solar energy installation loans	309	7.99%	0.17%	1.32%
Other consumer loans	139	5.04%	(0.19%)	0.50%
Total consumer loans	**1,177**	**2.65%**	**(0.03%)**	**0.30%**
Allowance for loan & lease losses	**2,318**	**1.99%**	**0.01%**	**0.19%**
Reserve for unfunded commitments[1]	154			
Allowance for credit losses	**$2,472**	**2.12%**	**—**	**0.13%**

- Drivers of $16MM decrease in ACL:
  - Primarily due to a decline in loan balances and modest improvement in Moody's macroeconomic forecast

11

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 43; totals shown above may not foot due to rounding

Strong liquidity and capital position

Capital position

Common equity tier 1 ratio[1]


10.29%
~30 bps
~7 bps
(~15 bps)
(~8 bps)
~1 bp
10.44%
4Q23
Net income to common
RWA
Common dividends
Modified CECL transition
Other
1Q24

Liquidity position

$ in billions

Liquidity Sources	12/31/23	3/31/24
Fed Reserves	~$22	~$22
Unpledged Investment Securities	~$26	~$20
Available FHLB Borrowing Capacity	~$12	~$11
Current Fed Discount Window Availability	~$39	~$54
Available BTFP Capacity	~$9	-
Total	~$108	~$107

- Maintained full Category 1 LCR compliance during the quarter
- Loan-to-core deposit ratio of 71%
- For several years, we have performed:
  - Daily LCR calculations
  - Monthly liquidity stress tests, including two FITB-specific scenarios over and above regulatory requirements
  - Monthly 2052a complex liquidity monitoring reporting

12

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 43; totals shown above may not foot due to rounding

Classification: Internal Use © Fifth Third Bancorp | All Rights Reserved ($4.2) ($3.8) ($3.3) ($2.8) ($2.3) ($1.8) $0.4 $0.9 $1.4 $1.9 $2.4 03/31/24 12/31/24E 12/31/25E 12/31/26E 12/31/27E 12/31/28E ($4.2) ($3.7) ($3.1) ($2.6) ($2.1) ($1.6) $0.5 $1.1 $1.6 $2.1 $2.6 03/31/24 12/31/24E 12/31/25E 12/31/26E 12/31/27E 12/31/28E Securities portfolio AOCI accretion 13 Projected AOCI accretion1 $ in billions; 3/31 AFS and HTM portfolio unrealized loss, after-tax For end note descriptions, see end note summary starting on page 43; totals shown above may not foot due to rounding ~62% capital accretion ~26% capital accretion Assuming implied forward curve2 Assuming static rates ~57% capital accretion ~21% capital accretion Transferred 23% of AFS securities portfolio to HTM on January 3, 2024 to mitigate AOCI volatility Securities selected for HTM meet Reg YY eligibility and inclusion requirements

© Fifth Third Bancorp | All Rights Reserved down 2 – 4% Noninterest expense1 up ~1% (FY23 baseline: $4.937BN) Net charge-off ratio 35 – 45 bps Effective tax rate 22 - 23% For end note descriptions, see end note summary starting on page 43 As of April 19, 2024; please see cautionary statements on page 2 Total revenue1 down 1 – 2% (FY23 baseline: $8.826BN; Includes securities g/l) (including HFS) Avg. loans & leases down ~2% Current expectations FY 2024 compared to FY 2023 14 Allowance for credit losses expect $75 - $100MM build due to loan growth (primarily Dividend Finance) and assumes no change to macroeconomic outlook and risk profile as of 1Q24 Net interest income1 Noninterest income1 up 1 – 2% (FY23 baseline: $5.852BN) (FY23 baseline: $2.956BN)

Current expectations
2Q24 compared to 1Q24

Avg. loans & leases *(including HFS)*	stable
Total revenue[1] *(1Q24 baseline: $2.117BN; Includes securities g/l)*	up ~1%
Net interest income[1] *(1Q24 baseline: $1.390BN)*	stable to up 1%
Noninterest income[1] *(1Q24 baseline: $717MM)*	up 2 – 4%
Noninterest expense[1] *(1Q24 baseline: $1.304BN)*	down ~6%
Net charge-off ratio	35 – 45 bps
Allowance for credit losses	expect $0 - $25MM build *due to loan mix (primarily Dividend Finance) and assumes no change to macroeconomic outlook and risk profile as of 1Q24*
Effective tax rate	22 - 23%

As of April 19, 2024; please see cautionary statements on page 2

15

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 43

© Fifth Third Bancorp | All Rights Reserved Appendix 16

© Fifth Third Bancorp | All Rights Reserved 17 Our purpose, vision, and core values support our commitment to generating sustainable value for stakeholders Our Vision Be the One Bank people most value and trust Our Core Values Our Purpose To improve the lives of our customers and the well-being of our communities Work as One Bank Take Accountability Be Respectful Act with Integrity Living our purpose guided by our vision and values

Sustainability priorities and metrics

Addressing climate change	Promoting inclusion and diversity	Keeping the customer at the center	Demonstrating our commitment to employees	Strengthening our communities
>$37BN in sustainable financing towards $100BN goal [1]	$3.7BN in lending, investments, financial accessibility and philanthropy towards $2.8BN AREEI initiative [4]	3.5MM customer outreach calls in 1Q24, continuing our heightened connection to the customer [8]	Decrease in overall turnover from 16.9% in 4Q23 to 16.2% in 1Q24	>$199MM in lending, investments, and philanthropy towards Empowering Black Futures Neighborhood Investment Program [10]
54% reduction in Scope 1 and 2 GHG emissions since 2014	44% board diversity [5]	3% YoY consumer household growth [9]	Increased company HSA contribution in 2024 by 20%, helping employees offset rising medical inflation	$1.2BN provided in community development lending and investment
Operating on net 100% renewable energy since 2019	57% women; 29% persons of color in workforce	Low reliance on punitive consumer fees, with $35MM in NSF fees eliminated and >$59MM in overdraft fees avoided with Extra Time®	Up to 7% 401(k) employer contribution with increased participation of 81.2% in 2023, up from 80.3% in 2022	>$35MM in total charitable giving
Offsetting carbon emissions in our operations since 2020 [2]	Minorities are paid at parity to non-minorities, women are paid 99% of what men are paid	>$27BN deposited up to 2 days early with Early Pay®	Employees invested ~780K hours of training in 2023 (40 hours average / FTE)	>110K hours of community service [6]
$500MM inaugural Green Bond issued in October 2021 [3]	>$122MM Tier 1 diverse supplier spend, 11.2% of net addressable spend [6]	$38MM in consumer cash back rewards with 5/3 Cash Back cards		"Outstanding" rating on most recent Community Reinvestment Act performance examination from the Office of the Comptroller of Currency
	>1.1K members in employee Sustainability Business Resource Group [7]			

Fifth Third is committed to supporting customers, communities and employees

18

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 43

A recognized leader in sustainability among peers

Actions Demonstrating Leadership

Executive compensation tied to sustainability priorities
Sustainability & Stewardship Assessment modifier in 2023 Variable Compensation Plan

Office of sustainability
Leading enterprise sustainability strategy, business integration, and reporting including Bank's climate strategy and sustainable finance

10-year $100BN Environmental & Social Finance Target
Expansion of the original $8BN renewable energy goal achieved in June 2022

2022 Sustainability report
Aligned with industry standards and frameworks, including SASB and GRI, available on ir.53.com

Dividend Finance
A leading fintech point-of-sale (POS) lender, providing financing solutions for residential renewable energy and sustainability-focused home improvement

$250,000 donation for disaster relief
To Red Cross, United Way through Fifth Third Foundation in addition to other assistance programs

Operational sustainability goals
Announced six new operational sustainability targets to be achieved by 2030, including Scope 1 and 2 GHG emissions reduction of 75%

Third-party recognitions

"OUTSTANDING" Received highest overall rating possible on most recent Community Reinvestment Act performance examination from the Office of the Comptroller of Currency, including each of the three tests: Lending, Investment, Service.

Bank On: *For Express Banking account*

Human Rights Campaign: Perfect 100% Score
Human Rights Campaign Corporate Equity index for eighth consecutive year

MSCI
ESG Rating
August 2023
A
Third consecutive year

S&P Global
ESG Score
Corporate Sustainability Assessment
51 / 100
Top quartile among peers[1]

ESG Risk Rating[2]
January 2023
Low Risk
Top quartile among peers[1]

CSRHub
ESG Ranking
April 2024
93rd percentile
Top quartile among peers[1]

SSGA
R-Factor Score
April 2024
Leader
Top 10% among Commercial Banks

Refinitiv
ESG Combined Score
June 2023
47/100
Top quartile among peers[1]

19

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 43

Strong liquidity profile

Unsecured debt maturities

$ millions – excl. Retail Brokered & Institutional CDs


$4,912
$2,500
$1,850
$2,050
$750
$0
2024
2025
2026
2027
2028
2029 on
Fifth Third Bancorp
Fifth Third Bank
Fifth Third Financial Corp

Composition of deposits by segment

Period-end as of 3/31/24


7%
39%
54%
Consumer and Small Business Banking
Commercial Banking
Wealth & Asset Management

Holding company:

- Holding Company cash as of March 31, 2024: $4.9BN
- Cash on hand at Holding Company currently sufficient to satisfy all fixed obligations for ~37 months (debt maturities, common and preferred dividends, interest, and other expenses)
- The Holding Company issued $1BN 8NC7 fixed-to-floating rate debt in 1Q24
- $2.25BN of Holding Company debt matured in 1Q24

Bank entity:

- The Bank did not issue or have long-term debt maturities in 1Q24
- Available and contingent borrowing capacity (1Q24):
  - FHLB ~$10.9BN available, ~$16.8BN total
  - Federal Reserve Discount Window ~$54.4BN
  - During 1Q24, collateral pre-positioned at the BTFP was transitioned to the Discount Window in anticipation of the BTFP's sunset

20

© Fifth Third Bancorp | All Rights Reserved

Balance sheet positioning

Commercial loans[1,2]

$19.6BN fixed | $52.4BN variable [1,2]

- 1M based: 50% [5,8]
- 3M based: 6% [5,8]
- Prime & O/N based: 16% [5,8]
- Other based: 1% [5,7,8]
- Weighted avg. life: 1.74 years [1]


4%
8%
16%
72%

C&I	28% Fix | 72% Variable
Coml. mortgage	21% Fix | 79% Variable
Coml. construction	3% Fix | 97% Variable
Coml. lease	100% Fix | 0% Variable

Consumer loans[1]

$38.4BN fixed | $6.1BN variable [1]

- 1M based: 1% [6,8]
- Prime: 11% [6]
- Other based: 1% [6,8,9]
- Weighted avg. life: 4.01 years[1]


4%
15%
9%
34%
38%

Auto/Indirect	100% Fix | 0% Variable
Resi mtg.& construction	96% Fix | 4% Variable
Home equity	10% Fix | 90% Variable
Other	86% Fix | 14% Variable
Credit card	40% Fix | 60% Variable

Investment portfolio

- 60% allocation to bullet/ locked-out cash flow securities
- AFS & HTM spot yield: 3.16% [4]
- AFS net unrealized pre-tax loss: $4.6BN


19%
26%
55%

Level 1	81% Fix | 19% Variable
Level 2A	100% Fix | —% Variable
Non-HQLA/ Other	86% Fix | 14%Variable

Includes $4.8BN non-agency CMBS (All super-senior, AAA-rated securities; 59% WA LTV, ~39% WA credit enhancement)

Long-term debt [3]

$9.4BN fixed | $6BN variable [3]

- SOFR based: 39%
- Weighted avg. life: 4.2 years


15%
8%
12%
65%

Senior debt	50% Fix | 50% Variable
Sub debt	59% Fix | 41% Variable
Auto securiz. proceeds	82% Fix | 18% Variable
Other	98% Fix | 2% Variable

The information above incorporates the impact of $8BN in C&I receive-fixed swaps and ~$6BN fair value hedges associated with long-term debt (receive-fixed swaps)

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 43; totals shown above may not foot due to rounding

21

Investment portfolio composition

Securities portfolio

AFS and HTM portfolio; amortized cost basis; as of 3/31/24

Reclassified $12.6BN of securities to held-to-maturity on 1/3/24



HTM
21%
Securities portfolio
$55BN
~28% of interest earning assets
AFS
79%

	Securities mix					Effective duration
	Agency CMBS	Agency RMBS	Non-agency CMBS	Treasuries	Other	
HTM	35%	45%	—	20%	—	5.8
AFS	56%	13%	11%	6%	13%	4.2
Total	**52%**	**20%**	**9%**	**9%**	**10%**	**4.6**

Investment portfolio characteristics

Amortized cost basis; as of 3/31/24

Held-to-maturity portfolio

- $11.5BN portfolio
- Reclassification during 1Q24 aimed to de-risk potential AOCI volatility to capital under proposed capital rules
- Securities selected for HTM meet Reg YY eligibility and inclusion requirements

Available-for-sale portfolio

- $43.4BN portfolio
- $5BN Non-agency CMBS portfolio
  - All positions are super-senior AAA rated with WA credit enhancement of 39%
  - Securities are 20% risk-weighted and are pledgeable to the FHLB
  - Underlying loans in our structures have a WA LTV of ~60%
  - Credit risk team analyzes transactions at the underlying property-level, similar to what we do for all our CRE loan commitments
    - Leverage analytical tools with over 40+ years of historical data to stress the securities at an individual property level on a recurring bases, including significant market distress in real estate valuations

22

© Fifth Third Bancorp | All Rights Reserved

Limited non-owner occupied exposure with very strong credit quality

Non-owner occupied CRE represents <10% of total loans

As of 3/31/24


Total Bancorp loans
$117BN

$ billions	$ balance	% of total loans	LTM NCO %	NPLs / loans
Multifamily	$3.5	3.0%	0.00%	0.00%
Hospitality	1.4	1.2	0.00	0.00
Office	1.3	1.1	0.00	0.17
Industrial	1.2	1.0	0.00	0.00
Retail	1.2	1.0	0.00	0.01
Medical Office	0.7	0.6	0.00	0.00
Other	1.5	1.3	(0.17)	0.03
Total non-owner occupied CRE	$10.9	9.3%	(0.02%)	0.03%

Office CRE portfolio stats

As of 1Q24; Non-owner occupied

		vs. PQ
Average loan commitment	$11.0 million	5%
NCOs / average loans (LTM)	0.00%	—
Delinquencies / loans	0.21%	0.21%
NPL / loans	0.17%	(0.01%)
Criticized loans / loans	7.4%	1.3%

Additional non-owner occupied office CRE metrics

- Office CRE of $1.3BN represents 1.1% of total loans
- LTV range of 55 – 60% at origination; focus on disciplined regional and national clients with longstanding relationships
- Average commit of $11.0MM; conservative underwriting limiting amount of credit extended
- Currently not pursuing new Office CRE originations

Totals shown above may not foot due to rounding

© Fifth Third Bancorp | All Rights Reserved

23

Continued strong credit quality within portfolios of interest

High quality Shared National Credit portfolio with limited exposure to leveraged lending[1]

$ in billions; as of 3/31/24



$32.4
$2.4
$2.0
Shared National Credits portfolio
Leveraged lending portfolio
Both SNC & leveraged lending

As a % of total loans	*28%*	*2%*	*<2%*

Shared National Credits portfolio

- Reduced balances 14% compared to 1Q23
- ~40% of SNC balances are investment grade equivalent borrowers; independently underwrite each transaction
- Lead left / lead right on ~50% of relationships
- Crits, NPA, and NCO rates are consistent with the rest of commercial portfolio over a multi-year period

Leveraged lending portfolio

- Reduced balances 10% compared to 1Q23
- Represents ~2% of total loans in 1Q24 vs. ~8% in 2015

Both SNC & leveraged lending

- Reduced balances 6% compared to 1Q23
- Industry concentration is well diversified

24

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 43

Managing rate risk against conservative outcomes

Estimated NII sensitivity profile and ALCO policy limits

	% Change NII (FTE)		ALCO policy limit	
Change in interest rates (bps)	12 months	13 to 24 months	12 months	13 to 24 months
+200 Ramp over 12 months	(2.8%)	(4.6%)	(5.0%)	(6.0%)
+100 Ramp over 12 months	(1.4%)	(2.2%)	NA	NA
-100 Ramp over 12 months	0.2%	0.1%	NA	NA
-200 Ramp over 12 months	0.3%	(0.3%)	(5.0%)	(6.0%)

Estimated NII beta sensitivity

	5% Higher Beta		5% Lower Beta	
Change in interest rates (bps)	12 months	13 to 24 months	12 months	13 to 24 months
+200 Ramp over 12 months	(3.2%)	(5.4%)	(1.8%)	(2.9%)
+100 Ramp over 12 months	(1.6%)	(2.6%)	(0.9%)	(1.4%)
-100 Ramp over 12 months	0.3%	0.3%	(0.1%)	(0.5%)
-200 Ramp over 12 months	0.5%	0.2%	(0.4%)	(1.6%)

Estimated NII sensitivity with demand deposit balance changes

	% Change in NII (FTE)			
	$1BN balance decline		$1BN balance increase	
Change in interest rates (bps)	12 months	13 to 24 months	12 months	13 to 24 months
+200 Ramp over 12 months	(3.8%)	(5.8%)	(1.7%)	(3.5%)
+100 Ramp over 12 months	(2.4%)	(3.2%)	(0.4%)	(1.2%)
-100 Ramp over 12 months	(0.6%)	(0.6%)	1.0%	0.8%
-200 Ramp over 12 months	(0.4%)	(0.9%)	1.0%	0.2%

Rate Risk models assume approximately 75-80% effective up betas and 65-70% down betas in our baseline NII sensitivity used in IRR simulations[1,2,3]

- Models are calibrated to performance in prior rate cycles
- Additionally, rate risk measures assume no deposit re-pricing lags and $350MM of DDA runoff per 100 bps of rate hikes

As of March 31, 2024:

- 50% of HFI loans were variable rate net of existing hedges (73% of total commercial; 14% of total consumer)
- Short-term borrowings represent only 2% of total funding
- Approximately $12.5BN in non-core funding matures beyond one year

© Fifth Third Bancorp | All Rights Reserved
For end note descriptions, see end note summary starting on page 43
25

© Fifth Third Bancorp | All Rights Reserved Classification: Internal Use 64% 15% 21% • Includes accounts expected to reprice with market rates and time deposits ‒ ~80% of total CDs $250K or less will mature by 9/30/24 • Beta in falling rate environment: 80 – 100% • Accounts with an intermediate rate • Beta in falling rate environment: 35 – 45% 26 Interest-bearing deposit mix Stable deposit portfolio well positioned for lower rates Low beta / low cost1 Mid-beta / mid-cost2 Market priced & time deposits3 Interest-bearing deposit mix As of 3/31/24 $128 billion Including: • ~$36B of indexed deposits • $9.1B of CDs $250K or less • $5.2B of CDs $250K+ • Mostly low-rate and stable consumer & relationship-based deposits • Beta in falling rate environment: ~0% For end note descriptions, see end note summary starting on page 43

© Fifth Third Bancorp | All Rights Reserved $8 $7 $6 $6 $5 4 $1 $2 $5 $10 $10 $10 $9 $8 $5 $3 $3 $3 $11 $11 $11 $11 $15 $14 1Q24 2Q24 3Q24 4Q24 1Q25 1Q30 4Q30 2Q31 3Q31 4Q31 Cash flow hedges ($3BN @ 2.25% 1- month LIBOR strike)2 Floors and receive-fixed swaps1 EOP notional value of cash flow hedges ($ in billions) Actual For end note descriptions, see end note summary starting on page 42 27 Floors Forward starting receive-fixed swaps3 Existing receive-fixed swaps4 weighted average receive fixed rate (swaps only) 3.32%3.02%3.03% 3.05% 3.17% 3.19% 3.27% 3.29% 3.44% 5 3.02%6

© Fifth Third Bancorp | All Rights Reserved $1.1 $1.2 $1.2 $0.8 $0.7 $0.3 $0.5 $0.3 $0.2 $0.4 $1.4 $1.7 $1.5 $1.0 $1.1 Originations HFS Originations HFI 1Q23 2Q23 3Q23 4Q23 1Q24 $18 $22 $19 $20 $14 $83 $80 $79 $79 $78 $2 ($3) ($2) $2 ($5) ($34) ($40) ($39) ($35) ($33) $69 $59 $57 $66 $54 Origination fees and gains on loan sale Gross servicing fees Net MSR Valuation MSR decay 1Q23 2Q23 3Q23 4Q23 1Q24 Mortgage banking results $ in millions Mortgage banking net revenue Mortgage originations and margins • Mortgage banking net revenue decreased $12 million from the prior quarter, primarily reflecting decreases in MSR net valuation adjustments and origination fees and gains on loan sales, partially offset by a decrease in MSR asset decay • $1.1 billion in originations, up 9% from the prior quarter and down 25% compared to the year-ago quarter; ~80% purchase volume Note: totals shown above may not foot due to rounding $ in billions 1.05% 1.21% 1.52% 1.71% 1.45% 1.82%Gain-on-sale margin Gain-on-sale margin represents gains on all loans originated for sale divided by salable originations. Rate lock margin Rate lock margin represents gains recorded associated with salable rate locks divided by salable rate locks. 1.34% 1.29% 28 $69 $59 $57 $66Mortgage banking net revenue $54 1.53% 1.68%

Preferred dividend schedule

Upcoming preferred dividend schedule[1]

$ in millions	2Q24	3Q24	4Q24	1Q25
Series H *Floating[2]*	~$13	~$13	~$13	~$12
Series I *Floating[2]*	~$11	~$10	~$10	~$10
Series J *Floating[2]*	~$7	~$7	~$6	~$6
Series K	~$3	~$3	~$3	~$3
Series L	~$4	~$4	~$4	~$4
Class B Series A	~$3	~$3	~$3	~$3
Total	~$40	~$40	~$39	~$37

29

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 43; totals shown above may not foot due to rounding

© Fifth Third Bancorp | All Rights Reserved $77.4 $77.7 $76.4 $74.2 $72.8 $77.2 $76.4 $75.1 $72.7 $71.9 1Q23 2Q23 3Q23 4Q23 1Q24 1Q23 4Q23 1Q24 NCO ratio1 0.17% 0.13% 0.19% 30-89 Delinquencies 0.15% 0.11% 0.15% 90+ Delinquencies 0.02% 0.01% 0.02% Nonperforming Loans2 0.43% 0.45% 0.52% 30 Portfolio loans and leases $ in billions Period-end QoQ change Average QoQ change Key statistics Total commercial portfolio overview For end note descriptions, see end note summary starting on page 43; totals shown above may not foot due to rounding 0.8% 0.4% (1.8%) (2.8%) (1.9%) 1.1% (1.1%) (1.6%) (3.2%) (1.1%) Commercial Portfolio Mix 73% 16% 8% 4% C&I Commercial Mortgage Commercial Construction Commercial Leases Period-endAverage

© Fifth Third Bancorp | All Rights Reserved $58.1 $58.1 $57.0 $54.6 $53.2 $57.7 $56.9 $55.8 $53.3 $52.2 1Q23 2Q23 3Q23 4Q23 1Q24 1Q23 4Q23 1Q24 NCO ratio1 0.21% 0.20% 0.27% 30-89 Delinquencies 0.17% 0.09% 0.12% 90+ Delinquencies 0.03% 0.02% 0.02% Nonperforming Loans2 0.49% 0.57% 0.64% 31 Portfolio loans $ in billions Period-end QoQ change Average QoQ change Key statistics Revolving Line Utilization Trend3 Commercial & industrial overview For end note descriptions, see end note summary starting on page 43; totals shown above may not foot due to rounding 0.9% — (2.0%) (4.2%) (2.7%) 0.9% (1.4%) (1.9%) (4.5%) (2.0%) 33.4% 35.5% 36.8% 37.2% 36.8% 36.9% 35.3% 35.6% 35.3% 35.5% 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 Period-endAverage

© Fifth Third Bancorp | All Rights Reserved 53%47% 40% 17% 13% 7% 6% 2% 15% 1Q23 4Q23 1Q24 NCO ratio1 0.04% (0.07%) 0.00% 30-89 Delinquencies 0.04% 0.09% 0.15% 90+ Delinquencies 0.00% 0.00% 0.00% Nonperforming Loans2 0.29% 0.12% 0.23% Commercial real estate overview CRE Mortgage Balance by occupancy CRE Construction Balance by property type Portfolio loans Key statistics Period-end QoQ change Average QoQ change For end note descriptions, see end note summary starting on page 43; totals shown above may not foot due to rounding $ in billions 2.0% 0.1% (0.5%) 1.2% 1.4% 1.1% 1.7% (0.9%) 1.9% — Multifamily OtherRetail Hospitality Office Industrial Home Builder Non-Owner Occupied Owner Occupied Multifamily 20% Retail 19% Hospitality 18% Office 17% Medical Office 12% Industrial 7% Non-owner occupied property type mix $16.6 $16.9 $16.8 $17.1 $17.1$16.8 $16.8 $16.7 $16.9 $17.1 $5.5 $5.5 $5.5 $5.7 $5.7 $11.1 $11.4 $11.2 $11.3 $11.3 $5.5 $5.5 $5.6 $5.6 $5.8 $11.2 $11.3 $11.1 $11.3 $11.3 Average - Commercial Construction Average - Commercial Mortgage Period-End - Commercial Construction Period-End - Commercial Mortgage 1Q23 2Q23 3Q23 4Q23 1Q24 32 Other 7%

© Fifth Third Bancorp | All Rights Reserved 17% 17% 64% 1Q23 4Q23 1Q24 NCO ratio1 0.42% 0.64% 0.67% 30-89 Delinquencies 0.44% 0.63% 0.52% 90+ Delinquencies 0.06% 0.06% 0.05% Nonperforming Loans2 0.57% 0.73% 0.75% Weighted average FICO at origination3 765 765 766 Weighted average LTV at origination 78% 78% 78% Total consumer portfolio overview 33 Portfolio FICO score at origination3 $ in billions Portfolio loans Key statistics Period-end QoQ change Average QoQ change For end note descriptions, see end note summary starting on page 43; totals shown above may not foot due to rounding 1.9% 0.5% (0.7%) (1.4%) (0.2%) 1.2% (0.2%) (1.2%) (1.1%) 0.2% 750+720-749<660 660-719 $45.4 $45.6 $45.3 $44.6 $44.5 $45.6 $45.5 $45.0 $44.5 $44.6 1Q23 2Q23 3Q23 4Q23 1Q24 2% Period-endAverage

© Fifth Third Bancorp | All Rights Reserved 13% 15% 69% 1Q23 4Q23 1Q24 NCO ratio1 0.00% (0.01%) (0.01%) 30-89 Delinquencies 0.10% 0.18% 0.14% 90+ Delinquencies 0.05% 0.04% 0.03% Nonperforming Loans2 0.73% 0.73% 0.81% Weighted average FICO at origination3 764 764 764 Weighted average LTV at origination 71% 72% 72% Residential Mortgage overview 34 Portfolio FICO score at origination3 $ in billions Portfolio loans Key statistics Period-end QoQ change Average QoQ change For end note descriptions, see end note summary starting on page 43; totals shown above may not foot due to rounding — (0.4%) (0.7%) (1.6%) (0.9%) (0.1%) (0.6%) (1.2%) (1.5%) (0.2%) 750+720-749<660 660-719 $17.6 $17.5 $17.4 $17.1 $17.0 $17.6 $17.5 $17.3 $17.0 $17.0 1Q23 2Q23 3Q23 4Q23 1Q24 0% Period-endAverage

© Fifth Third Bancorp | All Rights Reserved 18% 16% 64% $4.0 $3.9 $3.9 $3.9 $3.9$4.0 $3.9 $3.9 $3.9 $3.9 1Q23 2Q23 3Q23 4Q23 1Q24 1Q23 4Q23 1Q24 NCO ratio1 (0.04%) 0.05% 0.03% 30-89 Delinquencies 0.58% 0.72% 0.64% 90+ Delinquencies 0.03% 0.00% 0.00% Nonperforming Loans2 1.72% 1.46% 1.55% Weighted average FICO at origination3 767 767 767 Weighted average LTV at origination 67% 67% 67% Home equity overview 35 Portfolio FICO score at origination3 $ in billions Portfolio balances Key statistics Period-end QoQ change Average QoQ change For end note descriptions, see end note summary starting on page 43; totals shown above may not foot due to rounding (0.5%) (1.7%) (1.0%) 0.2% 0.7% (2.0%) (1.2%) (0.3%) 0.5% (0.8%) 750+720-749<660 660-719 1% Period-endAverage

© Fifth Third Bancorp | All Rights Reserved 1Q23 4Q23 1Q24 NCO ratio1 0.34% 0.64% 0.64% 30-89 Delinquencies 0.67% 1.00% 0.82% Nonperforming Loans2 0.16% 0.24% 0.21% 80% 20% Auto Specialty Lending 20% 17% 62% Indirect secured consumer overview 36 Portfolio FICO score at origination Includes primarily RV & Marine $ in billions Portfolio loans Key statistics Period-end QoQ change Average QoQ change For end note descriptions, see end note summary starting on page 43; totals shown above may not foot due to rounding $16.6 $16.3 $15.8 $15.1 $15.2 $16.5 $16.1 $15.4 $15.0 $15.3 1Q23 2Q23 3Q23 4Q23 1Q24 1% 0.4% (1.9%) (3.0%) (4.2%) 0.3% (0.4%) (2.3%) (4.1%) (3.0%) 2.3% 750+720-749<660 660-719 Period-endAverage Weighted average FICO at origination3 767 768 769 Weighted average LTV at origination 88% 88% 88%

© Fifth Third Bancorp | All Rights Reserved 1Q23 4Q23 1Q24 NCO ratio1 3.43% 3.90% 4.19% 30-89 Delinquencies 1.02% 1.13% 1.09% 90+ Delinquencies 1.02% 1.13% 1.09% Nonperforming Loans2 1.65% 1.82% 1.84% 28% 20% 48% Credit card overview 37 Portfolio FICO score at origination3 750+720-749<660 660-719 $ in billions Portfolio loans Key statistics Period-end QoQ change Average QoQ change For end note descriptions, see end note summary starting on page 43; totals shown above may not foot due to rounding (0.8%) 0.2% 1.4% 1.2% (3.1%) (6.0%) 3.2% (0.1%) 2.6% (6.9%) $1.8 $1.8 $1.8 $1.8 $1.8$1.8 $1.8 $1.8 $1.9 $1.7 1Q23 2Q23 3Q23 4Q23 1Q24 Weighted average FICO at origination3 743 743 743 4% Period-endAverage

© Fifth Third Bancorp | All Rights Reserved 2.2 2.8 3.2 3.6 3.8 2.4 3.0 3.4 3.7 3.9 1Q23 2Q23 3Q23 4Q23 1Q24 15% 19% 66% 1Q23 4Q23 1Q24 NCO ratio1 0.45% 1.09% 1.31% 30-89 Delinquencies 0.33% 0.48% 0.36% Nonperforming Loans2 0.04% 1.61% 1.68% Weighted average FICO at origination3 769 771 771 Solar energy installation overview 38 Portfolio FICO score at origination $ in billions Portfolio loans Key statistics Period-end QoQ change Average QoQ change For end note descriptions, see end note summary starting on page 43; totals shown above may not foot due to rounding 55.5% 28.5% 16.4% 11.9% 4.5% 45.5% 22.6% 14.3% 10.2% 3.8% 750+720-749660-719 Period-endAverage

© Fifth Third Bancorp | All Rights Reserved 1Q23 2Q23 3Q23 4Q23 1Q24 Balance, beginning of period $263 $334 $345 $281 $326 Transfers to nonaccrual status 121 185 53 93 108 Transfers to accrual status (1) (58) — — (1) Transfers to held for sale — (4) (6) — (3) Loan paydowns/payoffs (22) (77) (39) (20) (18) Transfer to OREO — — — — — Charge-offs (33) (35) (72) (30) (40) Draws/other extensions of credit 6 — — 2 — Balance, end of period $334 $345 $281 $326 $372 1Q23 2Q23 3Q23 4Q23 1Q24 Balance, beginning of period $252 $259 $284 $289 $323 Transfers to nonaccrual status 99 122 107 141 112 Transfers to accrual status (33) (30) (27) (24) (22) Transfers to held for sale — — — — — Loan paydowns/payoffs (22) (23) (28) (26) (24) Transfer to OREO (5) (4) (5) (7) (5) Charge-offs (33) (41) (43) (52) (49) Draws/other extensions of credit 1 1 1 2 1 Balance, end of period $259 $284 $289 $323 $336 NPL1 Rollforward Commercial Consumer $ in millions $ in millions $ in millions For end note descriptions, see end note summary starting on page 43 39 Total NPL $593 $629 $570 $649 $708 Total new nonaccrual loans - HFI $220 $307 $160 $234 $220 Total NPL

© Fifth Third Bancorp | All Rights Reserved 1Q24 adjustments and notable items Adjusted EPS of $0.761 For end note descriptions, see end note summary starting on page 43 40 1Q24 reported EPS of $0.70 included a negative $0.06 impact from the following notable items: • $33 million pre-tax (~$25 million after-tax2) charge related to the updated FDIC special assessment • Interchange litigation matters: ‒ $17 million pre-tax (~$13 million after-tax2) charge related to the valuation of the Visa total return swap ‒ $5 million pre-tax (~$4 million after-tax2) charge related to Mastercard litigation

Non-GAAP reconciliation

Fifth Third Bancorp and Subsidaries $ and shares in millions (unaudited)	For the Three Months Ended March 2024	December 2023	September 2023	June 2023	March 2023
Net income (U.S. GAAP) (a)	**$520**	**$530**	**$660**	**$601**	**$558**
Net income (U.S. GAAP) (annualized) (b)	**$2,091**	**$2,103**	**$2,618**	**$2,411**	**$2,263**
Net income available to common shareholders (U.S. GAAP) (c)	**$480**	**$492**	**$623**	**$562**	**$535**
Add: Intangible amortization, net of tax	8	8	8	8	9
Tangible net income available to common shareholders (d)	**$488**	**$500**	**$631**	**$570**	**$544**
Tangible net income available to common shareholders (annualized) (e)	**$1,963**	**$1,984**	**$2,503**	**$2,286**	**$2,206**
Net income available to common shareholders (annualized) (f)	**$1,931**	**$1,952**	**$2,472**	**$2,254**	**$2,170**
Average Bancorp shareholders' equity (U.S. GAAP) (g)	**$18,727**	**$17,201**	**$17,305**	**$18,344**	**$17,977**
Less: Average preferred stock (h)	**(2,116)**	**(2,116)**	**(2,116)**	**(2,116)**	**(2,116)**
Average goodwill	(4,918)	(4,919)	(4,919)	(4,919)	(4,915)
Average intangible assets and other servicing rights	(121)	(130)	(141)	(152)	(163)
Average tangible common equity (i)	**$11,572**	**$10,036**	**$10,129**	**$11,157**	**$10,783**
Less: Average accumulated other comprehensive income ("AOCI")	4,938	6,244	5,835	4,480	4,442
Average tangible common equity, excluding AOCI (j)	**$16,510**	**$16,280**	**$15,964**	**$15,637**	**$15,225**
Adjustments (pre-tax items)					
FDIC special assessment	33	224	—	—	—
Valuation of Visa total return swap	17	22	10	30	31
Mastercard litigation	5	—	—	—	—
Fifth Third Foundation contribution	—	15	—	—	—
Restructuring severance expense	—	5	—	12	12
Adjustments - after-tax[1] (k)	**$42**	**$205**	**$8**	**$32**	**$33**
Adjustments (tax related items)					
Tax benefit associated with resolution of certain acquisition related tax matters	—	(17)	—	—	—
Adjustments (tax related items) (l)	—	**(17)**	—	—	—
Adjusted net income [(a) + (k)+ (l)]	**$562**	**$718**	**$668**	**$633**	**$591**
Adjusted net income (annualized) (m)	**$2,260**	**$2,849**	**$2,650**	**$2,539**	**$2,397**
Adjusted net income available to common shareholders [(c) + (k) + (l)]	**$522**	**$680**	**$631**	**$594**	**$568**
Adjusted net income available to common shareholders (annualized) (n)	**$2,099**	**$2,698**	**$2,503**	**$2,383**	**$2,306**
Adjusted tangible net income available to common shareholders [(d) + (k) + (l)]	**530**	**$688**	**$639**	**$602**	**$577**
Adjusted tangible net income available to common shareholders (annualized) (o)	**$2,132**	**$2,730**	**$2,535**	**$2,415**	**$2,340**
Average assets (p)	**$213,203**	**$214,057**	**$208,385**	**$206,079**	**$205,084**
Metrics:					
Return on assets (b) / (p)	**0.98%**	**0.98%**	**1.26%**	**1.17%**	**1.10%**
Adjusted return on assets (m) / (p)	**1.06%**	**1.33%**	**1.27%**	**1.23%**	**1.17%**
Return on average common equity (f) / [(g) + (h)]	**11.6%**	**12.9%**	**16.3%**	**13.9%**	**13.7%**
Adjusted return on average common equity (n) / [(g) + (h)]	**12.6%**	**17.9%**	**16.5%**	**14.7%**	**14.5%**
Return on average tangible common equity (e) / (i)	**17.0%**	**19.8%**	**24.7%**	**20.5%**	**20.5%**
Adjusted return on average tangible common equity (o) / (i)	**18.4%**	**27.2%**	**25.0%**	**21.6%**	**21.7%**
Adjusted return on average tangible common equity, excluding AOCI (o) / (j)	**12.9%**	**16.8%**	**15.9%**	**15.4%**	**15.4%**

© Fifth Third Bancorp | All Rights Reserved
For end note descriptions, see end note summary starting on page 43; totals shown above may not foot due to rounding
41

Non-GAAP reconciliation

Fifth Third Bancorp and Subsidiaries $ and shares in millions (unaudited)	For Three Months Ended March 2024	December 2023	September 2023	June 2023	March 2023
Average interest-earning assets (a)	**$195,349**	**$198,166**	**$192,216**	**$189,060**	**$187,407**
Net interest income (U.S. GAAP) (b)	$1,384	$1,416	$1,438	$1,457	$1,517
Add: Taxable equivalent adjustment	6	7	7	6	5
Net interest income (FTE) (c)	**$1,390**	**$1,423**	**$1,445**	**$1,463**	**$1,522**
Net interest income (FTE) (annualized) (d)	**$5,591**	**$5,646**	**$5,733**	**$5,868**	**$6,173**
Noninterest income (U.S. GAAP) (e)	**$710**	**$744**	**$715**	**$726**	**$696**
Valuation of Visa total return swap	17	22	10	30	31
Adjusted noninterest income (f)	**$727**	**$766**	**$725**	**$756**	**$727**
Add: Securities (gains)/losses	(10)	(15)	7	(7)	(4)
Adjusted noninterest income, (excl. securities (gains)/losses)	**$717**	**$751**	**$732**	**$749**	**$723**
Noninterest expense (U.S. GAAP) (g)	**$1,342**	**$1,455**	**$1,188**	**$1,231**	**$1,331**
FDIC Special Assessment	(33)	(224)	—	—	—
Mastercard litigation	(5)	—	—	—	—
Fifth Third Foundation contribution	—	(15)	—	—	—
Restructuring severance expense	—	(5)	—	(12)	(12)
Adjusted noninterest expense (h)	**$1,304**	**$1,211**	**$1,188**	**$1,219**	**$1,319**
Metrics:					
Revenue (FTE) (c) + (e)	**2,100**	**2,167**	**2,160**	**2,189**	**2,218**
Adjusted revenue (c) + (f)	**2,117**	**2,189**	**2,170**	**2,219**	**2,249**
Pre-provision net revenue [(c) + (e) - (g)]	**758**	**712**	**972**	**958**	**887**
Adjusted pre-provision net revenue [(c) + (f) - (h)]	**813**	**978**	**982**	**1,000**	**930**
Net interest margin (FTE) (d) / (a)	**2.86%**	**2.85%**	**2.98%**	**3.10%**	**3.29%**
Efficiency ratio (FTE) (g) / [(c) + (e)]	**63.9%**	**67.2%**	**55.0%**	**56.2%**	**60.0%**
Adjusted efficiency ratio (h) / [(c) + (f)]	**61.6%**	**55.3%**	**54.7%**	**54.9%**	**58.6%**

For end note descriptions, see end note summary starting on page 43; totals shown above may not foot due to rounding

© Fifth Third Bancorp | All Rights Reserved

42

© Fifth Third Bancorp | All Rights Reserved Slide 3 end notes 1. Reported ROTCE, NIM, pre-provision net revenue, and efficiency ratio are non-GAAP measures: all adjusted figures are non-GAAP measures; see reconciliation on pages 41 and 42 of this presentation and the use of non-GAAP measures on pages 26-28 of the earnings release. 2. Current period regulatory capital ratios are estimated. Slide 4 end notes 1. Results are on a fully-taxable equivalent basis; non-GAAP measure: see reconciliation on pages 41 and 42 of this presentation and use of non-GAAP measures on pages 26-28 of the earnings release. Slide 5 end notes 1. Non-GAAP measure: see reconciliation on pages 41 and 42 of this presentation and use of non-GAAP measures on pages 26-28 of the earnings release. Slide 6 end notes 1. Non-GAAP measure: see reconciliation on pages 41 and 42 of this presentation and use of non-GAAP measures on pages 26-28 of the earnings release. Slide 7 end notes 1. Includes taxable and tax-exempt securities. Slide 9 end notes 1. Insured by FDIC product type. 2. Data sourced from S&P Global Market Intelligence with deposits per branch capped at $250MM per June 2023 FDIC data; Midwest and Southeast rankings represent in footprint deposit market share. 3. See forward-looking statements on page 2 of this presentation regarding forward-looking non-GAAP measures and use of non-GAAP measures on pages 26-28 of the earnings release. 4. Pro-forma mix including the impact of the MB acquisition Slide 10 end notes 1. Excludes HFS loans. Slide 11 end notes 1. 1Q24 commercial and consumer portfolio make up ~$103M and ~$51M, respectively, of the total reserve for unfunded commitment. Slide 12 end notes 1. Current period regulatory capital ratios are estimated. Slide 13 end notes 1. See forward-looking statements on page 2 of this presentation regarding forward-looking non-GAAP measures and use of non-GAAP measures on pages 26-28 of the earnings release. 2. Analysis based on 3/31/2024 portfolio utilizing the implied forward curve as of 3/31/2024 Slide 14 end notes 1. Non-GAAP measure: see forward-looking statements on page 2 of this presentation regarding forward-looking non-GAAP measures and use of non-GAAP measures on pages 26-28 of the earnings release. Slide 15 end notes 1. Non-GAAP measure: see forward-looking statements on page 2 of this presentation regarding forward-looking non-GAAP measures and use of non-GAAP measures on pages 26-28 of the earnings release. 43 Earnings presentation end notes

© Fifth Third Bancorp | All Rights Reserved Slide 18 end notes Data is fiscal year 2023, unless otherwise noted. 1. Data is through 3/31/2024. 2. For Scope 1, Scope 2 and business travel under Scope 3 emissions. 3. Sustainable Bond Report can be found at ir.53.com/esg/Sustainable-Bonds. 4. The timeframe for $2.8B commitment to Accelerate Racial Equity, Equality and Inclusion initiative was from 1/1/21 – 12/31/23. 5. Data is as of 4/15/24 representing ethnicity or gender. 6. For fiscal year 2023. 7. Data is as of 4/15/24. 8. Data is for 1Q24. 9. Data is for March 2024. 10. The timeframe for $180MM Empowering Black Futures Neighborhood Investment Program is from 6/1/21 – 3/31/24. Slide 19 end notes 1. Peer Group comprises of Fifth Third's board approved peers. 2. From leading third party ESG data provider. 3. Among Retail and Specialized Banks in North America. Slide 21 end notes Note: Data as of 3/31/2024. 1. Excludes HFS Loans & Leases. 2. Fifth Third had $8B of commercial variable loans classified as fixed given the impacts of $8BN in C&I receive-fix swaps; Excludes forward starting swaps & floors; Excludes $3BN in out-of-the-money floors with a 2.25% 1ML strike currently on the balance sheet. 3. Fifth Third had $5.96BN SOFR receive-fix swaps outstanding against long-term debt, which are being included in floating long-term debt. 4. Yield of the 1Q24 weighted average taxable and non-taxable (tax equivalent) available for sale and held to maturity portfolio. 5. As a percent of total commercial. 6. As a percent of total consumer. 7. Includes 12M term, 6M term, and Fed Funds based loans. 8. Term points include SOFR, BSBY, AMERIBOR, Treasuries & FX curves. 9. Includes overnight term, 3M term, 6M term, 12M term and Fed Funds. Slide 24 end notes 1. Highly monitored leverage lending definition: commitments > $5M and > 3x Senior Debt; 4x total debt (with limited industry variations) Slide 25 end notes Note: Data as of 3/31/24; actual results may vary from these simulated results due to differences between forecasted and actual balance sheet composition, timing, magnitude, and frequency of interest rate changes, as well as other changes in market conditions and management strategies. 1. Re-pricing percentage or “beta” is the estimated change in yield after the 12-month ramp scenarios are fully realized and therefore reflects year-2. 2. Betas are asymmetrical as down betas assume a floor of 0%, along with rate floors, and up betas assumes a cap of 100% 3. Forecasted deposit migration from low-beta deposit products to more rate-sensitive deposit products in the rising rate scenarios contribute additional beta of 5% Slide 26 end notes 1. Includes deposits with a rate below 100 bps and time deposits with remaining maturity of more than 12 months 2. Comprised of deposits with a rate between 100 – 400 bps and time deposits maturing in the next 6 – 12 months 3. Includes deposits with a rate above 400 bps and corporate sweep deposits, CDs $250K or less maturing in the next 6 months, and CDs over $250K Earnings presentation end notes 44

© Fifth Third Bancorp | All Rights Reserved Slide 27 end notes 1. Represents forward looking statement, please refer to page 2 of this presentation regarding forward-looking non-GAAP measures 2. Effective July 1, 2023 the rate index transitioned from 1-month LIBOR to compound SOFR + 11.448 bps 3. Forward starting swaps are receive fixed / pay compound SOFR + 11.448 bps 4. Existing swaps transition from receive fixed / pay 1-month LIBOR to receive fixed / pay compound SOFR + 11.448 bps on their next post-LIBOR cessation resets 5. $3BN floors mature on 12/16/2024. 6. Reflects the weighted average receive fixed rate (swaps only) as of 3/31/24 Slide 29 end notes 1. Represents forward looking statement, please refer to page 2 of this presentation regarding forward-looking non-GAAP measures. 2. Projected dividends for the Series J, Series H, and Series I reflect 3m Term SOFR plus the applicable spread. For the periods referencing 3m Term SOFR, the projections include the 26.161bps spread adjustment pursuant to the final rule adopted by the Federal Reserve. Slide 30 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. Slide 31 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 3. Total commercial portfolio line utilization. Slide 32 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. Slide 33 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 3. FICO distributions at origination exclude certain acquired mortgage & home equity loans, and ~$80 million of credit loans on book primarily ~15+ years. Slide 34 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 3. FICO distributions at origination exclude certain acquired mortgage loans. Slide 35 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 3. FICO distributions at origination exclude certain acquired home equity loans. Slide 36 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 45 Earnings presentation end notes

© Fifth Third Bancorp | All Rights Reserved Slide 37 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 3. FICO distributions at origination exclude ~$80 million from credit loans on book primarily ~15+ years. Slide 38 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. Slide 39 end notes 1. Loan balances exclude nonaccrual loans HFS. Slide 40 end notes 1. Average diluted common shares outstanding (thousands); 690,634; all adjusted figures are non-GAAP measures; see reconciliation on pages 41 and 42 of this presentation and the use of non-GAAP measures on pages 26-28 of the earnings release. 2. Assumes a 23% tax rate. Slide 41 end notes Note: See pages 26-28 of the earnings release for a discussion on the use of non-GAAP financial measures. 1. Assumes a 23% tax rate. Slide 42 end notes Note: See pages 26-28 of the earnings release for a discussion on the use of non-GAAP financial measures. 46 Earnings presentation end notes